Exhibit 10.21






                              UNIVERSAL CORPORATION

                         1997 RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT, dated this 15th day of December 1997, between Universal Corporation, a Virginia corporation ("the Company") and ____________ (the "Officer"), is made pursuant and subject to the provisions of the Company's 1989 Executive Stock Plan, as amended, which is incorporated herein by reference, and any future amendments thereto (the "Plan"). All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan. All terms used herein that are defined in prior option and restricted stock agreements (the "CEO Agreements") executed pursuant to the Company's Automatic Exercise Program shall have the same meanings given to them in the CEO Agreements.

         1. Award of Restricted Stock. Pursuant to the Plan, the Company on this date awards to the Officer, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, ______ shares of Common Stock (the "Restricted Stock") to be credited to and held in the Optionee's Account and used for automatic exercises of options under the Automatic Exercise Program.

         2. Loan to the Officer for Payment of Taxes on Award of Restricted Stock; Amendment of CEO Agreements. On December 15, 1997, the Company loaned to the Officer $______ (the "Loan") for the payment by the Company of withholding taxes on the award of Restricted Stock under this Agreement. Interest on the Loan shall be payable quarterly at the applicable federal rate for demand loans in effect for the quarter for which the interest payment relates. Principal on the Loan shall be paid from the proceeds of the sale by the Company of one-half (1/2) of the shares of Common Stock representing the after-tax gain on each automatic exercise of the Options granted under the Automatic Exercise Program. The Officer may also pay cash to the Company or deliver shares of Common Stock to the Company to be sold on an Automatic Exercise Date to reduce or retire the unpaid principal on the Loan. All accrued and unpaid interest and all unpaid principal on the Loan shall be due and payable (the "Loan Maturity Date") upon the earlier of (i) the date the Automatic Exercise Program terminates as provided in the CEO Agreements or (ii) the Expiration Date. The Officer authorizes the Company on the Loan Maturity Date to sell shares of Common Stock then held in the Optionee's Account to pay the Company all accrued and unpaid interest and all unpaid principal on the Loan. For purposes of this paragraph 2, the Officer authorizes and directs the Company to deliver shares of Common Stock from the Optionee's Account, free of all restrictions, to the broker designated in the CEO Agreements and the broker to sell the shares and remit the proceeds to the Company for the payment of interest and principal on the Loan as provided in this paragraph 2. Each of the CEO Agreements with the Officer is hereby amended to incorporate the terms of this paragraph 2 and to provide that the shares of Common Stock held in the Optionee's Account for automatic exercises of Options shall not include the number of shares, if any, sold for payment of principal and interest on the Loan as provided in this paragraph 2.

         3. Eligibility. In order to receive the Restricted Stock awarded under this Agreement, the Officer must sign and return a copy of this Agreement by January 31, 1998.

         4.  Restriction on Sales and  Encumbrance  of Shares;  Amendment of CEO
Agreements. During the Officer's participation in the Automatic Exercise Program, the Officer agrees that unless otherwise permitted by the Executive Compensation Committee (the "Committee") of the Board of Directors of the Company in its sole discretion, (i) shares of Common Stock contributed to or received by and on behalf of the Officer pursuant to the Program and (ii) shares of Common Stock representing the after-tax gain on each automatic exercise, rounded to the nearest whole share, shall be held in the Optionee's Account and shall not be available for sale, transfer, pledge, hypothecation or other disposition except for payment of interest and principal on the Loan as provided in paragraph 2, payment of tax obligations as provided in the CEO Agreements, and stock-for-stock option exercises pursuant to the CEO Agreements. All shares of Common Stock held in the Optionee's Account shall be owned by and registered in the name of the Officer, and, subject to paragraph 2 above, the Officer shall have all rights of ownership with respect thereto, including voting rights and the right to receive dividends. Such shares shall be held by the Company and a legend on the stock certificate(s) shall note the restrictions. The restrictions on the shares of Common Stock held in the Optionee's Account shall lapse upon termination of the Automatic Exercise Program as provided in the CEO Agreements. The Company shall deliver a written report to the Officer on the status of the Optionee's Account following each Automatic Exercise Date. Upon termination of the Automatic Exercise Program as provided in the CEO Agreements, all shares of Common Stock held in the Optionee's Account, less any of such shares sold pursuant to paragraph 2 above, shall be delivered to the Officer free of all restrictions. Each of the CEO Agreements with the Officer is hereby amended to incorporate the terms of this paragraph 4.

         5. No Right to Continued Employment. This Agreement does not confer upon the Officer any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

         6. Investment Representation. The Officer agrees that unless such shares previously have been registered under the Securities Act of 1933 (i) the shares of Restricted Stock awarded to him or her hereunder will be acquired for investment and not with a view to distribution or resale and (ii) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with such Act. This investment representation shall terminate when such shares have been registered under the Securities Act of 1933.

         7. Administration and Interpretation. The Plan Administrator shall be the Company; however, this Agreement shall be operated under the supervision and authority of the Committee. Any interpretation of this Agreement shall be made by the Committee. Any amendment to this Agreement must be authorized by the Committee.

         8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

         9. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

         10. Officer Bound by Plan. The Officer hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         11. Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Officer and the successors of the Company.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Officer has affixed his or her signature hereto.

UNIVERSAL CORPORATION                         OFFICER


By:    ________________________________       ______________________________
Title: ________________________________       [Name]


0383647.05

                            Schedule to Exhibit 10.21


Executive Officer                   Shares Awarded              Loan Amount

H. H. Harrell                            7,800                  $149,666.40

A. B. King                               5,850                   112,249.80

W. L. Taylor                             3,600                    69,076.80

H. H. Roper                              3,250                    62,361.00




0383647.05